Disclaimer.

Basic 2006-1

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FICO LTV
		Total	Average
Grouping		Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
	Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Limited Doc	% Stated Doc	% IO	%CA	%NY	%FL	WA FICO
FICO 500-524 and LTV > 65	23	3,311,159.75	143,963.47	1.54	10.091	n/a	78.57	89.88	8.07	96.1	42.55	6.06	51.4	0	37.19	0	11.79	514
FICO 525-549 and LTV > 65	34	5,018,419.58	147,600.58	2.34	8.765	n/a	77.66	90.92	2.7	100	55.12	0	44.88	0	25.43	5.96	14.98	538
FICO 550-574 and LTV > 65	69	13,808,381.48	200,121.47	6.44	7.755	n/a	79.12	83.71	5.37	92.1	70.85	0	29.15	4.11	37.25	0	12.11	562
FICO 575-599 and LTV > 70	142	28,273,500.44	199,109.16	13.18	7.325	n/a	79.87	80.51	11.4	96.88	81.1	1.03	17.87	32.92	27.82	2.99	13.27	588
FICO 600-624 and LTV > 70	206	43,302,529.52	210,206.45	20.19	7.36	n/a	81.72	79.29	11.5	92.4	63.01	1.9	35.09	38.3	34.97	0	12.65	613
FICO 625-649 and LTV > 70	182	38,954,347.21	214,034.87	18.16	7.424	n/a	82.2	66.74	18.2	90.07	43.54	0	56.46	44.65	33.77	0.77	10.66	637
FICO 650-674 and LTV > 80	36	7,920,117.01	220,003.25	3.69	8.038	n/a	89.81	65.89	14.67	67.78	44.84	0	55.16	47.54	35.01	1.1	16.05	659
FICO 675-699 and LTV > 80	17	4,124,262.10	242,603.65	1.92	7.857	n/a	88.09	75.22	18.33	59.42	47.54	0	52.46	32.63	27.96	0	28.22	686
FICO 700-724 and LTV > 80	13	3,064,305.99	235,715.85	1.43	7.32	n/a	89.7	79.27	10.33	82.27	59.99	0	40.01	33.95	15.95	0	31.65	711
FICO 725-749 and LTV > 85	8	1,239,965.61	154,995.70	0.58	7.914	n/a	90.17	100	0	71.67	43.51	0	56.49	41.15	54.83	0	0	734
FICO 750-774 and LTV > 85	3	597,137.00	199,045.67	0.28	8.173	n/a	91.72	100	0	17.21	29.94	0	70.06	0	0	0	0	761
Total:	733	149,614,125.69	204,112.04	69.75	7.571	n/a	81.93	76.72	12.48	90.06	59.62	0.88	39.5	33.76	32.69	1.02	13.1	613

LTV DTI
		Total	Average
Grouping		Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
	Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Limited Doc	% Stated Doc	% IO	%CA	%NY	%FL	WA FICO
LTV 60.00 64.99 and DTI ge 50
LTV 65.00 to 69.99 and DTI ge 50
LTV 70.00 74.99 and DTI ge 50
LTV 75.00 79.99 and DTI ge 50					DTI - N/A
LTV 80.00 84.99 and DTI ge 50
LTV 85.00 89.99 and DTI ge 50
LTV 90.00 94.99 and DTI ge 50
LTV 95.00 99.99 and DTI ge 50
LTV >= 100 and DTI ge 50
Total:

DTI FICO
		Total	Average
Grouping		Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
	Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Limited Doc	% Stated Doc	% IO	%CA	%NY	%FL	WA FICO
DTI 20.00 24.99 and FICO < 525
DTI 25.00 29.99 and FICO < 550
DTI 30.00 34.99 and FICO < 575
DTI 35.00 39.99 and FICO < 600					DTI - N/A
DTI 40.00 44.99 and FICO < 625
DTI 45.00 49.99 and FICO < 650
DTI 50.00 54.99 and FICO < 675
DTI >= 55.00 and FICO < 700
Total:

Limited/Stated Documentation
		Average	Total
Grouping		Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
	Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Limited Doc	% Stated Doc	% IO	%CA	%NY	%FL	WA FICO
FICO 500 525	10	208,425.12	2,084,251.19	0.97	10.096	n/a	75.33	100	0	100	0	9.62	90.38	0	67.81	0	6.88	516
FICO 525 550	19	191,607.38	3,640,540.21	1.7	8.921	n/a	71.02	92.22	7.78	100	0	0	100	0	54.28	8.21	3.98	539
FICO 550 575	23	215,455.68	4,955,480.64	2.31	8.299	n/a	74.28	85.93	0	85.98	0	0	100	0	55.82	0	26.93	562
FICO 575 600	32	209,252.83	6,696,090.52	3.12	8.15	n/a	76.65	80.89	6.5	89.8	0	6.35	93.65	8.35	36.04	0	19.11	590
FICO 600 625	77	231,387.08	17,816,805.34	8.31	7.662	n/a	79.24	79.16	9.67	87.48	0	4.62	95.38	33	41.53	0	17.41	614
FICO 625 650	103	223,378.28	23,007,962.94	10.73	7.73	n/a	81	60.99	17.85	86.19	0	0	100	41.42	40.99	0	12.36	637
FICO 650 675	75	230,434.70	17,282,602.51	8.06	7.685	n/a	81.16	73.25	11.3	83.84	0	0.87	99.13	33.3	37.64	0	13.37	660
FICO 675 700	45	265,563.93	11,950,376.79	5.57	7.327	n/a	80.26	72.07	10.48	83.02	0	4.28	95.72	46.6	48.87	0	14.66	685
FICO 700 725	27	245,381.94	6,625,312.40	3.09	7.122	n/a	81.57	64.14	14.32	90.66	0	2.1	97.9	47.25	50.68	6.26	15.98	711
FICO 725 750	21	230,853.81	4,847,929.92	2.26	7.495	n/a	81.87	65.06	12.38	86.43	0	0	100	45.67	51.18	0	15.98	739
FICO 750 775	5	253,625.23	1,268,126.13	0.59	7.345	n/a	83.18	47.03	0	36.47	0	0	100	0	38.54	0	0	763
FICO 775 800	2	234,494.24	468,988.48	0.22	6.81	n/a	76.49	100	0	29.75	0	0	100	0	70.25	0	0	780
Total:	439	229,258.47	100,644,467.07	46.92	7.75	n/a	79.62	72.53	11.23	86.07	0	2.24	97.76	32.43	44.12	0.71	14.65	642

IO Loans
		Average	Total
Grouping		Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
	Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Limted Doc	% Stated Doc	% IO	%CA	%NY	%FL	WA FICO
FICO 550 - 574	3	188,950.03	566,850.10	0.26	7.199	n/a	88.41	100	0	100	100	0	0	100	68.35	0	0	567
FICO 575 - 599	34	276,907.55	9,414,856.55	4.39	6.812	n/a	80.01	93.18	6.82	100	94.06	0	5.94	100	48.95	7.11	4.95	589
FICO 600 - 624	69	256,965.15	17,730,595.38	8.27	6.972	n/a	80.04	88.39	4.1	98.73	66.84	0	33.16	100	48.28	0	6.36	613
FICO 625 - 649	71	267,203.96	18,971,481.26	8.84	7.067	n/a	81.29	76.72	10.76	96.56	49.76	0	50.24	100	53.18	0	5.95	637
FICO 650 - 674	40	295,305.79	11,812,231.46	5.51	7.05	n/a	81.52	82.3	8.73	98.27	51.28	0	48.72	100	61.18	0	3.63	660
FICO 675 - 699	27	324,425.83	8,759,497.43	4.08	6.914	n/a	80.09	79.18	11.14	100	36.43	5.85	57.73	100	55.58	0	20.6	686
FICO 700 - 724	16	268,373.42	4,293,974.74	2	6.693	n/a	81.18	75.22	7.49	100	27.09	3.24	69.66	100	65.59	0	7.49	709
FICO 725 - 749	12	295,213.37	3,542,560.41	1.65	6.763	n/a	82.04	67.65	10.93	100	37.5	0	62.5	100	79.36	10.41	0	741
FICO 750 - 774	4	304,033.36	1,216,133.42	0.57	6.708	n/a	80	57.24	42.76	100	100	0	0	100	74.99	0	0	768
FICO 775 - 799	1	536,700.00	536,700.00	0.25	7.615	n/a	85	100	0	100	100	0	0	100	0	0	0	783
Total:	277	277,418.34	76,844,880.75	35.82	6.958	n/a	80.83	82.09	8.65	98.59	57.53	0.85	41.62	100	55.02	1.35	6.87	646

Manufactured Housing
		Average	Total
Grouping		Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
	Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Limted Doc	% Stated Doc	% IO	%CA	%NY	%FL	WA FICO
FICO 525 - 549	1	182,631.07	182,631.07	0.09	8.15	n/a	85	0	0	100	100	0	0	0	0	0	100	549
FICO 575 - 599	2	139,912.92	279,825.83	0.13	7.555	n/a	72.32	0	0	100	100	0	0	0	0	0	53.72	594
FICO 600 - 624	2	197,961.44	395,922.87	0.18	7.71	n/a	80	0	0	100	100	0	0	0	64.64	0	35.36	608
FICO 625 - 649	2	266,362.12	532,724.23	0.25	7.888	n/a	80	0	0	100	0	0	100	63.07	63.07	0	36.93	645
FICO 650 - 674	3	219,132.77	657,398.32	0.31	9.662	n/a	84.25	0	0	13.99	0	0	100	0	29.81	0	70.19	659
FICO 675 - 699	2	267,188.12	534,376.24	0.25	7.457	n/a	80	0	0	100	0	0	100	0	76.11	0	0	687
FICO 700 - 724	2	217,938.65	435,877.29	0.2	6.393	n/a	82.86	0	0	100	28.6	0	71.4	71.4	71.4	0	0	704
FICO 750 - 774	1	279,458.84	279,458.84	0.13	6.99	n/a	80	0	0	100	0	0	100	0	100	0	0	762
Total:	15	219,880.98	3,298,214.69	1.54	7.863	n/a	80.85	0	0	82.86	29.81	0	70.19	19.62	54.13	0	34.29	658

Investor Properties
		Average	Total
Grouping		Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
	Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Limted Doc	% Stated Doc	% IO	%CA	%NY	%FL	WA FICO
FICO 550 - 574	5	218048.54	1090242.71	0.51	8.137	n/a	75.32	37.39	0	0	36.29	0	63.71	0	31.14	0	32.56	560
FICO 575 - 599	9	133826.64	1204439.75	0.56	9.067	n/a	80.13	41.2	0	0	43.32	0	56.68	0	11.61	0	14.16	589
FICO 600 - 624	18	163795.58	2948320.5	1.37	8.237	n/a	82.22	47.79	10.21	0	42.69	0	57.31	7.63	27.36	0	18.58	617
FICO 625 - 649	21	189093.45	3970962.4	1.85	8.53	n/a	82.86	36.83	16.86	0	27.24	0	72.76	16.41	38.23	0	18.81	634
FICO 650 - 674	16	189557.65	3032922.44	1.41	9.127	n/a	85.82	60.12	0	0	26.8	0	73.2	0	17.43	0	29.78	658
FICO 675 - 699	11	221837.61	2440213.68	1.14	8.606	n/a	83.83	38.1	30.98	0	16.83	0	83.17	0	37.68	0	33.53	685
FICO 700 - 724	3	241789.09	725367.28	0.34	7.893	n/a	82.45	31.23	0	0	58.31	0	41.69	0	0	0	31.23	711
FICO 725 - 749	6	176096.45	1056578.67	0.49	7.832	n/a	83.34	33.24	0	0	37.72	0	62.28	0	0	0	29.03	736
FICO 750 - 774	4	220417.67	881670.69	0.41	7.781	n/a	85.43	76.26	0	0	8.62	0	91.38	0	23.74	0	0	762
FICO 775 - 799	1	329456.11	329456.11	0.15	6.75	n/a	75	100	0	0	0	0	100	0	100	0	0	778
Total:	94	188086.96	17680174.23	8.24	8.468	n/a	82.74	45.86	9.76	0	30.42	0	69.58	4.96	27.1	0	23.05	653